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                                                                   Exhibit 10.2


                             PRIMARK CORPORATION
                           SECRETARY'S CERTIFICATE


        I, MICHAEL R. KARGULA, SECRETARY OF PRIMARK CORPORATION, A MICHIGAN CORPORATION, DO HEREBY CERTIFY THAT FOLLOWING IS A TRUE COPY OF CERTAIN RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS AT REGULAR MEETINGS OF SUCH BOARD HELD ON SEPTEMBER 22, 1995:


                RESOLVED, that effective September 22, 1995 Article V of the Primark Corporation Stock Option Plan for Non-Employee Directors is amended by adding a new paragraph 8 thereto to read in its entirety as follows:

        "8.     Withholding Taxes.
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         The Corporation's obligation to deliver Shares upon the exercise of an option by a Director who has become an employee of the Corporation or one of its affiliates since the date of grant of the option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Any such withholding tax obligation may be satisfied in whole or in part by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Corporation to withhold Shares otherwise issuable to the Director, or (c) delivering to the Corporation already owned and unencumbered Shares. A director's election to pay the withholding tax obligation by either of the latter two methods of payment is irrevocable and may be made only during the period beginning the third business day following the date of release of the Corporation's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date."



I have hereunto set my hand this 28th day of September, 1995.



                                              /s/ MICHAEL R. KARGULA
                                              --------------------------
                                              Secretary